UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2009 [April 30, 2009]

CASCADE TECHNOLOGIES CORP.
(Exact name of registrant as specified in its charter)

Wyoming (State or other jurisdiction of incorporation)	333-124284 (Commission File Number)	98-0440633 (IRS Employer Identification No.)

405 Urban Street,Suite 201, Lakewood, Colorado 80228
 (Address of principal executive offices)               (Zip Code)

(250) 451-0844
Registrant’s telephone number, including area code

1530 – 9th Ave S.E., Calgary, Alberta                T2G 0T7
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On April 30, 2009, the Cascade Technologies Corp entered into a Memorandum of Understanding  (“MOU”) with Brisk Solar Inc., a division of FEC Finance Energy Corp. (“Brisk”).    Under the terms of the MOU, the Company and Brisk have a period of sixty (60) days to negotiate and finalize the terms of a definitive agreement whereby Brisk will grant to the Company the exclusive rights to market the Brisk products and services in the United States and the non-exclusive rights to market the products and services globally, excluding Africa.

The MOU proposes that the Company issue to Brisk a total of Six million (6,000,000) shares of the Company’s common stock in exchange for the rights.

The Company has today issued a press release in regard to this MOU.

ITEM 9.01  EXHIBITS

Exhibit Number	Description
10.1	Memorandum of Understanding between Cascade Technologies Corp and Brisk Solar Inc. dated April 30, 2009.	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASCADE TECHNOLOGIES CORP.

By:  /s/ Dwayne Flett
Name:  Dwayne Flett
Title: President, Principal Executive Officer & Director
Date: May 4, 2009